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                                  EXHIBIT 99.1


                          John H. Harland Company 1981
                    Incentive Stock Option Plan, as Extended
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                            JOHN H. HARLAND COMPANY
                 1981 INCENTIVE STOCK OPTION PLAN, AS EXTENDED
                      (As Amended Through April 26, 1996)



                                   Section 1.

                                   BACKGROUND

                 The John H. Harland Company 1981 Incentive Stock Option Plan was adopted effective as of September 21, 1981 and expired by its terms on September 20, 1991. There were 435,955 shares of $1.00 par value Common Stock ("Stock") of the John H. Harland Company ("Company") available for options under such plan at that time. The John H. Harland Company 1981 Incentive
Stock Option Plan, as Extended, ("Plan") was a reactivation of the 1981 Incentive Stock Option Plan and extended the life of such plan effective as of November 18, 1992. This amendment and restatement of the Plan incorporates all amendments made through April 26, 1996.

                                   Section 2.

                                    PURPOSE

                 The purpose of this Plan is to promote the interests of the Company and its subsidiaries by encouraging its key employees to continue their association with the Company and by providing such employees with the additional incentive for industry and efficiency inherent in an opportunity to participate in the ownership of the Company and in its future growth.


                                   Section 3.

                                 OPTION SHARES

                 The shares of the Company's Stock which may be subject to stock options granted pursuant to this Plan shall be an aggregate number of 2,685,955 shares of authorized but unissued Stock. In the event that a stock option granted pursuant to this Plan to purchase any of such shares of Stock shall expire or be exchanged for a new option for any reason before being exercised in full, the shares of Stock reserved for the unexercised portion of such option again shall become available for stock options granted pursuant to this Plan.

                                  Section 4.

                             EFFECTIVE DATE OF PLAN

                 The effective date of this Plan shall be October 27, 1995, the date as of which the Company's Board of Directors approved the most recent amendments to this Plan, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) also approve this Plan on or before October 27, 1996. All options granted before such shareholder approval shall be granted subject to such approval.

                                  Section 5.

                           ADMINISTRATION OF THE PLAN

                 The Plan shall be administered by a Stock Option Committee ("Committee") of not less than three (3) members appointed by the Board of Directors of the Company from among its members. No member of such Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that (1) such person is, or becomes, a key employee (as described in Section 6 of this Plan), (2) such person is, or becomes, eligible for the allocation of stock or the grant of any option or stock appreciation right under any other plan of the Company or any of its affiliates (as such term is defined in the General Rules and Regulations





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under the Securities Exchange Act of 1934, as amended) or (3) such person was described in clause (1) or clause (2) of this Section 5 within the immediately preceding year.

                                   Section 6.

                                  ELIGIBILITY

                 Only key employees of the Company and of each of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended ("Code")) and as hereinafter referred to as "subsidiaries") shall be eligible for the grant of an incentive stock option pursuant to this Plan. A key employee can be a member of the Board of Directors of the Company, but no member of the Board of Directors of the Company shall be a key employee under this Plan solely by reason of his membership on such Board of Directors.

                                   Section 7.

                                GRANT OF OPTIONS

                 Stock options shall be granted by the Company acting through the Committee to key employees pursuant to the terms of this Plan from time to time to purchase shares of Stock; provided, however, if the Committee intends that such option qualify as an incentive stock option under Section 422 of the Code, the aggregate fair market value (as determined as of the date an incentive stock option is granted) of the Stock covered by such option and the stock covered by any other incentive stock options granted to such key employee (pursuant to any other plans of the Company or its subsidiaries) which first become exercisable in any calendar year shall not exceed $100,000. Such fair market value figure shall be determined by the Committee on the date such incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this paragraph in accordance with
Section 422(d) of the Code. A stock option may be granted by a key employee in exchange for the cancellation of any option to purchase Stock or under any other circumstances under which the Committee deems appropriate. The aggregate number of shares of Stock subject to options granted to a key employee in any calendar year shall not exceed 350,000 shares of Stock. Notwithstanding the foregoing, however, the Committee may make a one-time grant of an option to the President and Chief Executive Officer of the Company to purchase up to 1,000,000 shares of Stock; provided that the option price (as described in Section 8) for at least 666,666 of the shares subject to such option exceeds the fair market value of the Stock on the date of the grant of the option.

                 Each grant of a stock option pursuant to this Plan shall be evidenced by a written stock option agreement ("option agreement"), signed by a member of the Committee or by a duly authorized officer of the Company, and each option agreement shall incorporate such terms and conditions as the Committee acting in its discretion deems consistent with the terms of this Plan and, if the Committee intends such option to qualify as an incentive stock option, which are not inconsistent with the provisions of Section 422 of the Code. The Committee (with the written consent of a key employee) also shall have the power to amend an option agreement to the extent that the Committee acting in its discretion deems consistent with the terms of this Plan. The stock option agreement for an option which the Committee intends to qualify as an incentive stock option shall state that such option is an incentive stock option.

                                   Section 8.

                                  OPTION PRICE

                 The price for each share of Stock subject to purchase under a stock option granted pursuant to this Plan ("option price") shall be determined by the Committee but in no event shall be less than the fair market value of the Stock on the date of the grant of the option; provided, however, (1) if a key employee owns (after taking into account the attribution rules in Section 424(d) of the Code) stock of the Company or its subsidiaries which possesses more than ten percent of the total combined voting power of all classes of stock of the Company or a subsidiary, the option price for a stock option granted to such key employee which the Committee intends to qualify as an incentive stock option shall in no event be less than one hundred ten percent of the fair market value of the Stock on the date the option is granted to such key employee and (2) if the Committee grants an option to a key employee under this Plan for a number of shares of Stock in exchange for the cancellation of any option (whether or not granted under this Plan) to purchase the same number of shares of Stock, the option price under such option for such shares shall be the same as the option price for such shares under the option which is cancelled. An option agreement at the discretion of the Committee can provide for the payment of the option price (upon the exercise of a stock option) in cash, in Stock or in a combination of cash and Stock. A payment by a check acceptable to the Committee shall be treated as a payment in cash under this Plan.





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                                   Section 9.

                                 LIFE OF OPTION

                 Each stock option granted pursuant to this Plan shall be exercisable on or, if so provided in the option agreement which evidences such option, after the date the option is granted and shall expire automatically on the date the option is exercised in full or, if earlier, shall expire according to the terms of such option agreement; provided, however, the terms of each such option agreement shall make each stock option (to the extent not fully exercised) expire no later than on or before the first to occur of (1) the end of the three consecutive month period which immediately follows the last day (in his current period of employment) that the key employee is employed by the Company or its subsidiaries (or the end of such longer period as the Committee (subject to the rules in Section 9(2) and Section 9(3) in its discretion deems appropriate under the circumstances), (2) the date which is the tenth anniversary of the date the option is granted or (3) the date which is the fifth anniversary of the date the option is granted in the event that (a) the option is granted to a key employee who owns (after taking into account the attribution rules in Section 424(d) of the Code) stock which possesses more than ten percent of the total combined voting power of all classes of stock of the Company or a subsidiary and (b) the Committee intends that such option qualify as an incentive stock option. A transfer of employment from the Company to a subsidiary or from a subsidiary to the Company or between two subsidiaries shall not be treated as a termination of employment under this Plan.

                                  Section 10.

                              DEATH OR DISABILITY

                 In the event that the employment of a key employee by the Company or its subsidiaries terminates because he dies or becomes disabled (within the meaning of Section 23(e)(3) of the Code), the three consecutive month period described in Section 9(l) of this Plan automatically shall become a twelve consecutive month period.

                                  Section 11.

                              NON-TRANSFERABILITY

                 No stock option granted pursuant to this Plan shall be transferable by a key employee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable during the key employee's lifetime only by the key employee. The restriction on transfer described in this Section 11 shall be incorporated in each option agreement.

                                  Section 12.

                            SECURITIES REGISTRATION

                 Each stock option agreement shall provide that, upon the receipt of shares of Stock pursuant to the exercise of a stock option granted under this Plan, the key employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view to resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written undertaking satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a key employee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify any such Stock for an exemption under any such laws prior to the issuance of such Stock to a key employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a key employee.

                                   Section 13.


                                  LIFE OF PLAN

                 This Plan shall terminate on November 17, 2002 or, if earlier, on the date on which all of the Stock reserved under Section 3 of this Plan has been issued as a result of the exercise of stock options granted pursuant to this Plan. No options to purchase Stock shall be granted under this Plan after the date the Plan terminates but, as for any stock options





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granted pursuant to this Plan which are outstanding on such date, the Committee and its full administrative powers shall survive (the termination of this Plan) until all such options have been exercised in full or otherwise have expired.

                                   Section 14.

                                   ADJUSTMENT

                 The number of shares of Stock available for the granting of options under Section 3 of this Plan and the number of shares of Stock subject to stock options granted pursuant to this Plan and the related option price shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock available for the granting of options under Section 3 of this Plan and the number of shares of Stock covered by stock options granted under this Plan and the related option price in the event of any corporate transaction described in 424(a) of the Code which provides for the substitution or assumption of such options. If any adjustment under this Section 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock available under this Plan and the number subject to any options granted pursuant to this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 14 by the Committee shall be conclusive and binding on all affected persons.

                                  Section 15.

                         SALE OR MERGER OF THE COMPANY

                 If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of stock options granted under this Plan, each option agreement at the direction and discretion of the Company's Board of Directors may be cancelled unilaterally by the Company if (1) any restrictions on the exercise of a stock option are waived before the stock option agreement is cancelled such that the key employee has the opportunity to exercise the option in full before such cancellation, (2) the Company transfers to the key employee shares of Stock, the number of which shall be determined by the Company by dividing the excess of (a) the fair market value of the number of shares which remain subject to the exercise of such option as of any date over the total option price for such shares by (b) the fair market value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (3) the Company transfers to a key employee the same consideration which the key employee otherwise would receive as a shareholder of the Company in connection with such sale or other corporate transaction if he held the number of shares of Stock which would have been transferrable to him under
Section 15(2) if such number had been determined immediately before such sale or other corporate transaction.

                                  Section  16.

                            AMENDMENT OR TERMINATION

                 This Plan may be amended by the Company's Board of Directors from time to time to the extent that such Board of Directors deems necessary or appropriate in light of, and consistent with, the provisions of Section 422 of the Code; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (1) to increase the number of shares of Stock available under Section 3 for granting stock options, (2) to extend the maximum life of the Plan under Section 13 or the maximum life of an option under Section 9, (3) to decrease the minimum option price under Section 8, (4) to change the class of employees eligible for stock options under
Section 6 or to otherwise materially modify (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the requirements as to eligibility for participation in this Plan or (5) to otherwise materially increase (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing to a key employee under this Plan. The Company's Board of Directors also may suspend the granting of stock options pursuant to this Plan at any time and may terminate this Plan at any time; provided, however, the Board of Directors shall not have the right to modify, amend or cancel any stock option granted before such suspension or termination unless (1) the key employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 15 of this Plan.





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                                   Section 17.

                                 MISCELLANEOUS

                 The headings to sections in this Plan have been included for convenience of reference only. The masculine pronoun shall include the feminine and the singular the plural whenever appropriate.





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